EQUITY TRANSFER AGREEMENT

This EQUITY TRANSFER AGREEMENT (the “Agreement”) is executed by the following parties on March 31. 2008 at Jingzhou City, Hubei Province, China:

Party A : Wiselink Holdings Limited
Registered address: 31/F Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong
Duly authorized representativeæMr. Chen Hanlin

Party B : Great Genesis Holdings Limited
Registered address: 6/F, Wheelock Houseô20 Pedder StreetôCentral, Hong Kong
Duly authorized representativeæMr. Chen Hanlin

Party C: Hubei Wanlong Investment Co., Ltd
Registered address: No. 1, Guanshan Road, Wuhan, China
Duly authorized representativeæMr. Shengbin Yu

And

Party D: Mr. Chen Hanlin, a PRC citizen and resident in his capacity as the controlling shareholder of Party A and Party C

Party A, Party B , Party C and Mr. Chen Hanlin are hereinafter jointly referred to as the “Parties”.

WHEREAS, Party A is the 35.5% equity interest owner of Jingzhou Henglong Automotive Parts Co., Ltd. ( “Henglong”), which it received from Party C, and Party A agrees to transfer and assign the aforementioned 35.5% interest to Party B, and Party B agrees to purchase and accept the same after friendly negotiations. Party C is receiving a separate consideration outside this Agreement as consideration for entering into this Agreement. Party C acknowledges the receipt and sufficiency of such separate consideration. Subject to the terms and conditions of this Agreement, the Parties agree as follows:

1. Representations and Warranties

1.1 Party A and Party C’s representations and warranties

Party A, as well as its affiliated company, Party C, jointly represent and warrant to Party B that all the equity transferred under this Agreement are legally and validly owned by Party A; in addition, the equity transferred is free from and clear of any pledge or other encumbrance, and no third party enjoys any rights of and claims to the transferred equity. If the above representations and warranties are untrue, Party A and Party C will jointly take any responsibility arising therefrom.

1.2 Party B’s representations and warranties

Party B represents and warrants to Party A that it will pay the Purchase Price for the transferred equity as provided by this Agreement.

1.3 Mr. Chen’s representations and warranties

Mr. Chen shall execute and deliver a Representation and Warranty Letter in the form attached as Annex I herein for the benefit of Party B on the execution date of this Agreement.

2. Basis date

For accounting purposes, the Parties agree that December 31 2007 was the basis date of the equity transfer transaction under this Agreement.

3. Transfer of equity

The Parties agree that Party A shall transfer the 35.5% equity interest in Henglong to Party B subject to the terms and conditions of this Agreement. For the avoidance of doubt, issuance of additional shares under Section 4(ii) will follow after the 35.5% equity interest in Henglong has been transferred to Party B.

4. Equity purchase price and its payment

The Parties agree that the purchase price for the transferred equity is United States Dollars 32,090,000 (the “Purchase Price”). United States Dollars 10,000,000 shall be paid in cash, and the remaining United States Dollars 22,090,000 shall be paid by issuance of common shares of China Automotive Systems Inc. (Nasdaq: CAAS), in its capacity as the parent company of Party B in the manner described in the next sentence. The Purchase Price shall be paid as follows: (i) The cash portion shall be paid by Party B in full and 1,170,000 shares of CAAS (equivalent to about 4.9% of CAAS outstanding shares) will be issued by CAAS to Party A, both within thirty (30) days after the execution of this Agreement, and (ii) the remaining 1,853,542 shares of CAAS will be issued after obtaining any necessary shareholder approval as required by Nasdaq rules or otherwise, as applicable, either at a meeting of shareholders or by written consent of sufficient shareholders, and will only be issued if such approval is obtained. The price per share of the above common shares shall be deemed equal to the volume weighted average price (VWAP) per share of CAAS common share calculated with respect to the twenty (20) days prior to the announcement of this transaction on January 22, 2008. As VWAP has been determined to be $7.3060, the total number of shares to be issued will be 3,023,542. CAAS will take all steps necessary to obtain the requisite shareholder approval for issuance of 1,853,542 shares, and, in the event of a shareholder meeting, to recommend approval. If shareholder approval for the 1,853,542 shares of CAAS is not obtained within one year from the execution of this Agreement for whatever reason, Party B shall issue Party A a subordinated non-interest bearing promissory note payable in three years in a principal amount based on 1,853,542 shares multiplied by the VWAP per share of CAAS common share calculated with respect to the twenty (20) days prior to the one year anniversary of this Agreement, but in no event greater than United Sates Dollars USD13,541,978.

5. Rights and obligations

The Parties agree, commencing from January 1, 2008 through the date on which Party B is officially approved and registered as the owner of the 35.5% equity interest transferred herein, Party A shall hold and enjoy the rights and interests attached to the 35.5% equity interest in Henglong transferred to Party B on trust for the benefit of Party B, including without limitation payment by Party A of all dividends received from Henglong during the above period to Party B, and Party A shall exercise all rights enjoyed in its capacity as an equity owner of Henglong in accordance with the written instructions of Party B.

Once Party B is officially approved and registered as the owner of the 35.5% equity interest transferred herein, the rights and obligations of Party B as the owner of such equity shall be deemed to commence from January 1, 2008.

6. Breach of agreement

If any Party does not fully and appropriately perform its obligations under this Agreement, it shall assume liabilities for breaching this Agreement. The breaching Party shall compensate the Party not in breach for the losses and damages incurred.

7. Amendment and termination

The Parties can amend or terminate this Agreement upon the occurrence of any of the following events after concluding a written agreement for amendment or termination:

a. Any Party is prevented from performing its obligations under this Agreement due to force majeure or due to other objective reasons beyond its reasonable control; or

b. The Parties reach an agreement due to a change of circumstances.

8. Applicable law and dispute resolution

8.1 This Agreement is governed by the laws of China.

8.2 The Parties shall first resolve any dispute arising out of or in connection with this Agreement through friendly negotiations. If the disputes cannot be resolved after negotiations, the Parties shall submit their disputes to the Arbitration Committee of Jingzhou City, Hubei Province, China ( the “Jingzhou Arbitration Committee”). The disputes shall be arbitrated in accordance with the arbitration rules of the Jingzhou Arbitration Committee. The arbitral award of the Jingzhou Arbitration Committee shall be final and binding upon the Parties as to their dispute.

9. Effectiveness of this Agreement

This Agreement will come into effect after signing by the duly authorized representatives of the Parties, and after obtaining approval of the competent foreign investment authorities in China.

9. Miscellaneous

This Agreement shall be executed in eight (8) originals and each party shall hold two (2) originals.

IN WITNESS WHEREOF, this Agreement is executed by the Parties on the date first above written.

Party A : Wiselink Holdings Limited

Duly authorized representative: /s/ Hanlin Chen

Party B : Great Genesis Holdings Limited

Duly authorized representative: /s/ Hanlin Chen

Party C: Hubei Wanlong Investment Co., Ltd

Duly authorized representative: /s/ Shengbin Yu

Party D: Mr. Chen Hanlin

/s/ Hanlin Chen

Annex I Representations and Warranty Letter

Dated as of March 31, 2008

I, Chen Hanlin, acknowledge that as a PRC citizen and resident who owns and controls offshore companies which in turn make investment in the PRC, I must comply with relevant PRC laws and regulations, particularly the Circular on Issues Concerning the Administration of Foreign Exchange in Financing and Round-trip Investment by Domestic Residents Through Offshore Special Purpose Companies (“Circular 75”) issued by the State Administration of Foreign Exchange of the PRC on 21 October 2005 and effective as of 1 November 2005, as amended and supplemented from time to time. I hereby represent and warrant to Great Genesis Holdings Limited and China Automotive Systems, Inc. that I shall make relevant registrations stipulated under Circular 75, and all dividends and interest that should be enjoyed by Party B as to all of its equities in Henglong will not be affected or compromised by my violation of Circular 75 or other relevant laws and registrations.

Chen Hanlin: /s/ Hanlin Chen